                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _____________


                                    FORM 8-K


                                 CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                AUGUST 21, 1998
                        -------------------------------
                       (Date of earliest event reported)


                                 FILM ROMAN, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                     0-29642              95-4215913
----------------------------       -----------        ------------------
(State or other juris-             (Commission        (IRS Employer
diction or incorporation)          File Number)       Identification No.)


      12020 CHANDLER BLVD., SUITE 200, NORTH HOLLYWOOD, CALIFORNIA 91607
--------------------------------------------------------------------------------
       (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code (818) 761-2544
                                                          --------------

ITEM 5.   OTHER EVENTS.

     On August 12, 1998, the Board of Directors of Film Roman, Inc. (the "COMPANY") adopted a Stockholder Rights Plan (the "RIGHTS PLAN"). The purpose of the Rights Plan is to deter certain coercive takeover tactics and enable the Board of Directors to represent effectively the interests of stockholders in the event of a takeover attempt. The Rights Plan does not deter negotiated mergers or business combinations that the Board of Directors determines to be in the best interests of the Company and its stockholders.

     To implement the Rights Plan the Board of Directors declared a dividend of one preferred share purchase right (a "RIGHT") for each outstanding share of common stock (the "COMMON SHARES") of the Company. The dividend was paid on September 1, 1998 to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock of the Company, par value $.01 per share (the "PREFERRED SHARES"), at a price of $12 per one one-hundredth of a Preferred Share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "RIGHTS AGREEMENT") between the Company and American Stock Transfer & Trust Corporation, as Rights Agent.

RIGHTS ATTACH TO COMMON SHARES INITIALLY

     Initially and until a Distribution Date (as defined below) occurs, the Rights are attached to all Common Shares and no separate Rights certificates will be issued. During this initial period,

     .    the Rights are not exercisable;
     . the Rights are transferred with the Common Shares and are not transferable separately from the Common Shares;
     . new Common Share certificates or book entry shares issued will contain a notation incorporating the Rights Agreement by reference; and
     . the transfer of any Common Shares will also constitute the transfer of the Rights associated with those Common Shares.

DISTRIBUTION OF RIGHTS

     Separate certificates evidencing the Rights will be mailed to holders of record of the Common Shares on the "DISTRIBUTION DATE." The Distribution Date is the earlier to occur of the following three events (or such later date as may be determined by the Board of Directors, upon approval by a majority of Continuing Directors as defined below):

     . the tenth day after a public announcement that a person or group of affiliated or associated persons has become an Adverse Person or has acquired 15% or more of the outstanding Common Shares (thereby becoming an "ACQUIRING PERSON" under the Rights Plan); or

     . the tenth day after the commencement of a tender offer or exchange offer, or an announcement of a person's intent to commence a tender or exchange offer, that would result in a person or group beneficially owning 15% or more of the outstanding Common Shares; or

     . the tenth day after the filing by any person of a registration statement with respect to a contemplated exchange offer to acquire beneficial ownership of 15% or more of the outstanding Common Shares.

     Acquisitions by the following persons will not result in the person becoming an Acquiring Person: The Company, any subsidiary or employee benefit plan of the Company, or Phil Roman but only to the extent Mr. Roman acquires additional Common Shares as a result of the exercise of stock options granted to him by the Company.

     After the Distribution Date, the Rights will be tradable separately from the Common Shares. After the Distribution Date and after the Company's right to redeem (as described below) has expired, the Rights will be exercisable in two different ways depending on the circumstances as set forth below.

RIGHT TO PURCHASE COMPANY STOCK

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share that may be purchased upon exercise of each Right should approximate the value of one Common Share. For convenience, the discussion relating to the Right to Purchase Company Stock and the Right to Purchase Acquiring Person Stock, each immediately below, is expressed in terms of the exercise of a Right to purchase Common Shares.

     If a person or group acquires 15% or more of the outstanding Common Shares (thereby becoming an Acquiring Person) and the Company's redemption right has expired, each holder of a Right (except those held by the Acquiring Person and its affiliates and associates) will have the right to purchase, upon exercise, Common Shares having a value equal to two times the exercise price of the Right. In other words, the Rights holders other than the Acquiring Person may purchase Common Shares at a 50% discount.

     For example, at the exercise price of $12 per Right, each Right not owned by an Acquiring Person would entitle its holder to purchase $24 worth of Common Shares (or other consideration, as noted above) for $12. Assuming a value of $1.50 per Common Share at such time, the holder of each valid Right would be entitled to purchase 16 Common Shares for $12.

RIGHT TO PURCHASE ACQUIRING PERSON STOCK

     Alternatively, if, in a transaction not approved by the Board of Directors and the Continuing Directors, the Company is acquired in a merger or other business combination or 50% or more of its assets or earning power are sold after a person or group has become an Acquiring Person, and the Company's redemption right has expired, proper provision will be made so that each holder of a Right will thereafter have the right to purchase, upon exercise, that number of shares of common stock of the acquiring company as have a market value of two times the exercise price of the Right. In other words, a Rights holder may purchase the acquiring company's common stock at a 50% discount.

EXCHANGE OF COMPANY STOCK FOR RIGHTS

     At any time after any person or group becomes an Acquiring Person and before the Acquiring Person acquires 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person which will have become void), in whole or in part, for Common Shares for consideration per Right consisting of one-half of the securities that otherwise would be issuable.

REDEMPTION

     The Rights are redeemable by the Company, in whole but not in part, at a price of $.001 per Right at any time up to and including the tenth day after the time that a person or a group has become an Acquiring Person, subject to extension of this redemption period by the Board of Directors. Immediately upon redemption, the right to exercise will terminate and the only right of holders will be to receive the redemption price.

EXPIRATION OF RIGHTS

     The Rights will expire on August 31, 2008 unless the expiration date is extended by amendment as described below or unless the Rights are earlier redeemed or exchanged by the Company as described above.

AMENDMENTS

     Prior to a Distribution Date, the terms of the Rights may be amended by the Board of Directors in its discretion without the consent of the Rights holders. After a Distribution Date, the Board of Directors may, subject to certain limitations, amend the Rights Agreement to clarify or resolve any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement or to make other changes that do not adversely affect the interests of the Rights holders (excluding the interests of Acquiring Persons).

MISCELLANEOUS

     "CONTINUING DIRECTOR" means a member of the Board of Directors, who is not an Acquiring Person or a representative or nominee of an Acquiring Person, and who either (i) was a member of the Board of Directors on the date of the Rights Agreement or (ii) thereafter became a member of the Board of Directors, and whose nomination for election or reelection to the Board of Directors was recommended or approved by a majority of the Continuing Directors then on the Board of Directors.

     "ADVERSE PERSON" shall mean any Person other than an Exempt Person who is declared to be an Adverse Person by the Board of Directors upon a determination that such Person, alone or together with its affiliates and associates, has, at any time after the Declaration Date, become the beneficial owner of a number of Common Shares that the Board of Directors determines to be substantial (which amount shall in no event be less than 10% of the then outstanding Common Shares) and a determination by a majority of the Board of Directors after reasonable inquiry and investigation, that (i) such beneficial ownership by such Person is intended to cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interest of the Company and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time, or (ii) such beneficial ownership is causing or reasonably likely to cause a material adverse impact on the business or prospects of the Company.

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are subject to adjustment under certain circumstances.

     Until a Right is exercised, a Rights holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated August 31, 1998. A copy of the Rights Agreement is available to Rights holders free of charge upon request to the Corporate Secretary of the Company.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     4.1. Rights Agreement, dated as of August 21, 1998, between the Company and American Stock Transfer and Trust Corporation, as Rights Agent. Incorporated by reference to Exhibit 1 to Form 8-A filed September 1, 1998.

     4.2. Certificate of Designation of Rights, Preferences and Privileges of Preferred Stock (Exhibit A to the Rights Agreement filed as Exhibit 1 hereto). Incorporated by reference to Exhibit 1 to Form 8-A filed September 1, 1998.

     4.3. Form of Right Certificate (Exhibit B to the Rights Agreement filed as
          Exhibit 1 hereto). Incorporated by reference to Exhibit 2 to Form 8-A filed September 1, 1998.

     4.4. Summary of Share Purchase Rights (Exhibit C to the Rights Agreement filed as Exhibit 1 hereto). Incorporated by reference to Exhibit 3 to Form 8-A filed September 1, 1998.

    99.1. Press Release, dated August 21, 1998, which announced the adoption of the Rights Plan.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              FILM ROMAN, INC.



Dated: August 31, 1998        By:  /s/ David Pritchard
                                  --------------------------------------
                              Name:   David Pritchard
                              Title:  President and Chief Executive Officer

                                 EXHIBIT INDEX



Exhibit                                                                          Page No.
-------                                                                          --------
    4.1   Rights Agreement, dated as of August 21, 1998, between the
          Company and American Stock Transfer and Trust Corporation,
          as Rights Agent.  Incorporated by reference to Exhibit 1 to
          Form 8-A filed September 1, 1998.

    4.2   Certificate of Designation of Rights, Preferences and Privileges of
          Preferred Stock (Exhibit A to the Rights Agreement filed as Exhibit 1 hereto). Incorporated by reference to Exhibit 1 to Form 8-A filed
          September 1, 1998.

    4.3   Form of Right Certificate (Exhibit B to the Rights Agreement
          filed as Exhibit 1 hereto).   Incorporated by reference to
          Exhibit 2 to Form 8-A filed September 1, 1998.

    4.4   Summary of Share Purchase Rights (Exhibit C to the Rights
          Agreement filed as Exhibit 1 hereto). Incorporated by reference to Exhibit 3 to Form 8-A filed September 1, 1998.

   99.1 Press Release, dated August 21, 1998, which announced the adoption of the Rights Plan.

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